UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2012

The Amacore Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maitland Promenade 1

485 North Keller Road, Suite 450

Maitland, FL 32751

 (Address of principal executive offices and Zip Code)

___________________

(407) 805-8900

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In November, 2010, The Amacore Group, Inc. (the “Company”) received a comment letter from the Securities and Exchange Commission with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and certain other filings the Company made with the SEC. A copy of the comment letter is publicly available through the SEC’s website. In addition to requesting that certain disclosures be modified, the comment letter also raised a number of accounting issues, including whether the Company properly classified and accounted for certain redeemable convertible preferred stock, options and warrants (collectively, the “Convertible Securities”) in its financial statements for the year ended December 31, 2009. While the Company has not yet completed its review of the accounting and other issues raised by the SEC in the comment letter or responded to the SEC comment letter, on March 23, 2012, the Company’s Board of Directors concluded that the Company had improperly classified and accounted for all or some of the Convertible Securities in its previously issued financial statements for the year ended December 31, 2009 and the quarterly periods ended June 30, and September 30, 2009 and March 31 and June 30, 2010 (the “Subject Financial Statements”). As a result, on the same date, the Board of Directors concluded that the Subject Financial Statement should no longer be relied upon.

The Company has outstanding an aggregate of 4,455 shares of Series A, G, H, I and L convertible Preferred Stock (the “Preferred Stock”). Subject to the terms and conditions of the Preferred Stock, it is convertible into the Company’s Class A Common Stock at the option of the holder of the Preferred Stock. In addition, the Company has outstanding various options and warrants exercisable for the Company’s Class A Common Stock. The Company currently does not have a sufficient number of authorized, but unissued shares of Class A Common Stock to satisfy the conversion of all the outstanding Convertible Securities. As a result of the Company’s insufficient number of authorized, but unissued shares of Class A Common Stock to settle the conversions of the Convertible Securities, the Company believes that its redeemable convertible preferred stock should have been classified as mezzanine equity rather than as permanent equity and options and warrants that were classified as permanent equity should have been fair valued and re-classified as liabilities on the Company’s balance sheets in the Subject Financial Statements under United States Generally Accepted Accounting Principles.

The Company is currently reviewing the classification of the Company’s Convertible Securities and has not yet determined the impact any misclassification of the Convertible Securities may have had on the Company’s financial statements. However, the Company believes that the impact was material and that the Subject Financial Statements will have to be restated. In addition, in its review of the other accounting issues raised by the SEC in its November, 2010 comment letter, the Company may conclude that there are also other accounting issues that require a restatement of the Subject Financial Statements. The Company at this time is unable to predict when it will be able to file restated financial statements.

An authorized officer of the Company discussed with the Company’s independent accountant the matters discussed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: March 26, 2012	By: /s/ Jay Shafer
Name: Jay Shafer